Exhibit 99.1

Nuvation Bio Reports Second Quarter 2021 Financial Results and Provides Business Update

Ongoing enrollment in Phase 1/2 study of lead investigational compound NUV-422 for the treatment of adult patients with malignant gliomas; protocol amendment submitted to expand into additional cancers

Strong balance sheet with cash, cash equivalents and marketable securities of $806.6 million as of June 30, 2021

NEW YORK, August 12, 2021 — Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported financial results for the second quarter ended June 30, 2021, and provided a business update.

“The second quarter of 2021 marked multiple achievements for Nuvation Bio. With the appointment of David C. Hanley, Ph.D., as Chief Technical Operations Officer, we are advancing our supply chain, product development and manufacturing efforts. For our pipeline, we continue to enroll and dose patients in our ongoing Phase 1/2 study of NUV-422 and have recently expanded the study to include additional cohorts for patients with recurrent glioblastoma, hormone receptor-positive breast cancer and metastatic castration-resistant prostate cancer, further reinforcing the potential of NUV-422,” said David Hung, M.D., founder and chief executive officer of Nuvation Bio. “We look forward to advancing our ongoing study of NUV-422, and the entirety of our pipeline of therapies for difficult-to-treat cancers, towards clinical development.”

Recent Business Highlights

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Enrollment ongoing in Phase 1/2 multiple expansion cohort study of NUV-422. During the second quarter of 2021, Nuvation Bio submitted a protocol amendment to the U.S. Food and Drug Administration (FDA) to expand the population of its Phase 1/2 study of lead investigational compound, NUV-422, a cyclin-dependent kinase (CDK) 2/4/6 inhibitor. The expanded population will allow for enrollment of patients with recurrent glioblastoma, hormone receptor-positive metastatic breast cancer (with and without brain metastases) and metastatic castration-resistant prostate cancer. Enrollment is ongoing and data from the Phase 1 portion of the study is expected in 2022.

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Appointment of David C. Hanley, Ph.D., as Chief Technical Operations Officer. In June 2021, Nuvation Bio announced the appointment of David C. Hanley, Ph.D., as Chief Technical Operations Officer, joining the Company’s executive management team. In this capacity, Dr. Hanley will oversee all early- and late-stage pharmaceutical development and operations, including supply chain, product development and manufacturing efforts, and work closely on commercial planning with Quality, Regulatory Affairs, Clinical Development and Clinical Operations teams.

Second Quarter Financial Results

As of June 30, 2021, Nuvation Bio had cash, cash equivalents and marketable securities of $806.6 million.

For the three months ended June 30, 2021, research and development expenses were $14.0 million, compared to $7.3 million for the three months ended June 30, 2020. The increase of $6.7 million was primarily due to a $4.7 million increase in third-party costs related to research services and manufacturing to advance our current preclinical programs and Phase 1/2 clinical trial, as well as a $2.0 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation.

For the three months ended June 30, 2021, general and administrative expenses were $6.4 million, compared to $1.7 million for the three months ended June 30, 2020. The increase of $4.7 million was due to an increase in personnel-related costs driven by an increase in headcount and stock-based compensation, as well as increases in insurance, professional fees, other miscellaneous expenses and legal fees.

For the three months ended June 30, 2021, Nuvation Bio reported a net loss of $19.3 million, or $(0.09) per share. This compares to a net loss of $8.6 million, or $(0.10) per share, for the comparable period in 2020.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes six novel and mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,”

“should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential therapeutic benefit of Nuvation Bio’s product candidates and the expected timing of clinical trial data. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Nuvation Bio. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed in the Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file, with the SEC. If any of these risks materialize or Nuvation Bio’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Nuvation Bio does not presently know, or that Nuvation Bio currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Nuvation Bio’s expectations, plans or forecasts of future events and views as of the date of this press release. Nuvation Bio anticipates that subsequent events and developments will cause Nuvation Bio’s assessments to change. However, while Nuvation Bio may elect to update these forward-looking statements at some point in the future, Nuvation Bio specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nuvation Bio’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

Argot Partners

Leo Vartorella

leo@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Condensed Balance Sheets

(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets

Current assets:
Cash and cash equivalents	$449,533	$29,755
Prepaid expenses	4,472	914
Marketable securities available-for-sale, at fair value	357,074	185,997
Interest receivable on marketable securities	1,997	1,092
Deferred financing costs	—	2,925

Total current assets	813,076	220,683

Property and equipment, net	766	688

Other assets:
Lease security deposit	421	421

Total assets	$814,263	$221,792

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,497	$2,171
Accrued expenses	5,593	4,380

Total current liabilities	10,090	6,551
Warrant liability	15,061	—
Deferred rent - non current	177	157

Total liabilities	25,328	6,708

Commitments and contingencies (Note 11)

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 shares authorized as of June 30, 2021 (Class A 1,000,000,000, Class B 60,000,000) and 1,174,094,678 shares authorized as of December 31, 2020 (Class A 880,000,000, Class B 294,094,678); 217,759,082 (Class A 216,759,082, Class B 1,000,000) and 149,042,155 (Class A 91,397,142, Class B 57,645,013) issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	903,868	289,482
Accumulated deficit	(115,690)	(75,955)
Accumulated other comprehensive income	757	1,557

Total stockholders’ equity	788,935	215,084

Total liabilities and stockholders’ equity	$814,263	$221,792

NUVATION BIO INC. and Subsidiaries

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$14,034	$7,345	$29,913	$14,640
General and administrative	6,400	1,672	11,005	3,597

Total operating expenses	20,434	9,017	40,918	18,237

Loss from operations	(20,434)	(9,017)	(40,918)	(18,237)

Other income (expense):
Interest income	776	522	1,214	1,041
Investment advisory fees	(176)	(56)	(284)	(116)
Change in fair value of warrant liability	500	—	207	—
Realized gain (loss) on marketable securities	1	(48)	46	(33)

Total other (expense) income	1,101	418	1,183	892

Loss before income taxes	(19,333)	(8,599)	(39,735)	(17,345)

Provision for income taxes	—	—	—	—

Net loss	$(19,333)	$(8,599)	$(39,735)	$(17,345)

Net loss attributable to common stockholders
Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.10)	$(0.21)	$(0.20)

Weighted average common shares outstanding, basic and diluted	204,017	88,745	186,933	87,230

Comprehensive loss:
Net loss	$(19,333)	$(8,599)	$(39,735)	$(17,345)
Other comprehensive income, net of taxes:
Change in unrealized (loss) gain on available-for-sale securities	(224)	931	(800)	1,750

Comprehensive loss	$(19,557)	$(7,668)	$(40,535)	$(15,595)